UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2010

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. William A. Torrello, Director - Research and Development and Ms. Ellen P. O'Neil, Director - Finance and Chief Accounting Officer, have left the Company, effective July 30, 2010. The Company's Chief Financial Officer, Mr. David R. Allen, has assumed the responsibilities of Chief Accounting Officer. Dr. Torrello's and Ms. O'Neil's departures are part of the Company's implementation of expense reduction measures and corporate reorganization.

Item 8.01 Other Events.

The Company has implemented a series of expense reduction measures that include reorganizing at its headquarters in Boston, MA and manufacturing facility in Woodbridge, NJ. This reorganization includes the elimination of a total of 24 corporate and manufacturing positions. Additionally, the Company has entered into discussions with certain creditors in an effort to restructure principal and interest payments related to its Woodbridge, NJ facility. The Company has retained Christopher J. Panos, of Craig and Macauley, the law firm hired to assist in those discussions. The reorganization and related headcount reductions will not impact activity at Converted Organics' Gonzales, California manufacturing facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated July 30, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

August 2, 2010	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 30, 2010